1 Transaction Highlights JUNE 2018

MAARS COMPANY SNAPSHOT 2 Worldwide leader in the Headquarters: CY17 Revenue: $65M design and manufacturing Harderwijk, the Netherlands Revenue Growth: 3% CAGR of interior wall solutions Founded: 1946 over past four years Employees: ~300 EBITDA Margin: 3% Geographic Presence: Over 45 countries GEOGRAPHIC MIX: Transaction Highlights Europe 65% ––Invested $6M for 48% equity stake ––EBITDA multiple of 8.5x United States 12% ––Option to acquire controlling interest over time Middle East 11% ––Year 1 Outlook: GAAP basis EPS $(0.01); break-even on adjusted basis* Other 12% ––Year 5 Outlook: $0.03-$0.06 accretive to EPS *Excludes estimated impact of one-time purchase accounting adjustments

HERMAN MILLER STRATEGIC PRIORITIES 3 Our investment in Maars represents an important enhancement in our Dealer Eco-System priority

LEVERAGE DEALER ECO-SYSTEM 4 ––Expands global offering dedicated to the fast-growing enclosures category ––Significant addition to the Herman Miller Living Office strategy ––Investor group includes select US Herman Miller Certified Dealers, a European dealer, and members of the Maars management team ––Allows more dealers and customers to interact with the Herman Miller product portfolio ––Immediate tax deductibility opportunity for customers until 2023 from U.S. tax reform

MAARS PORTFOLIO 5 Maars brings a broad line of moveable wall solutions and design capabilities to the Herman Miller family of brands. They are industry leaders in design and performance— from their beautiful aesthetics to their leading acoustic and fire-resistant capabilities. Here are just a few examples...

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